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                               EXHIBIT 23(b)(ii)


                          [Letterhead of Ernst & Young]


                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the consolidated financial statements of Ninotsminda Oil Company Limited (formerly "JKX (Ninotsminda) Limited") included in the Registration Statement (Form S-3) and related prospectus of Fountain Oil Inc. for the registration of 22,472,860 shares of its common stock.



                                             /s/  Ernst & Young
                                             Ernst & Young
                                             Chartered Accountants
Limassol, Cyprus
May 12 1998